UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

Regal Rexnord Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2022, Regal Rexnord Corporation (the “Company”) entered into an amendment (the “First Amendment”) with certain holders of the Company’s Senior Notes (as defined below) to the Note Purchase Agreement, dated as of April 7, 2022 (as amended, the “Note Purchase Agreement”) pursuant to which the Company has previously issued $500,000,000 aggregate principal amount of 3.90% senior notes due April 7, 2032 (the “Senior Notes”) to certain institutional accredited investors, in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Note Purchase Agreement.

        Among other things, as more fully set forth therein, the First Amendment (i) makes certain amendments to permit the consummation of the proposed transaction pursuant to the Agreement and Plan of Merger, among the Company, Aspen Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, and Altra Industrial Motion Corp. (“Altra”), with respect to a merger of Merger Sub with and into Altra with Altra surviving the merger as a wholly owned subsidiary of the Company (the “Proposed Transaction”); (ii) provides an increase in the maximum leverage ratio (defined as, with certain adjustments, the ratio of the Company’s consolidated funded debt to EBITDA) permitted as of the last day of any fiscal quarter commencing after the consummation of the Proposed Transaction to 4.875 to 1.00 with step-downs of such maximum leverage ratio commencing with the fifth fiscal quarter after the consummation of the Proposed Transaction and each fiscal quarter thereafter until returning to a maximum level of 3.75 to 1.00; (iii) provides a decrease in the minimum interest coverage ratio permitted as of the last day of any fiscal quarter commencing after the consummation of the Proposed Transaction to 2.75 to 1.00 with an increase back to 3.00 to 1.00 after the sixth full fiscal quarter after the consummation of the Proposed Transaction; (iv) from and after the consummation of the Proposed Transaction, adds a covenant that the Company shall at all times maintain a credit rating by a Designated Rating Agency on the Senior Notes; (v) from and after the consummation of the Proposed Transaction, adds a fee equal to 1.25% per annum on the outstanding principal amount of the Senior Notes payable during the period (if any) in which the Senior Notes or Company’s corporate (or similar) rating receive certain non-investment grade ratings; (vi) upon the consummation of the Proposed Transaction, adds a maintenance fee of 2.50% per annum on the unpaid principal amount of each Senior Note and (vii) upon the consummation of the Proposed Transaction, adds certain limitations on acquisitions and share buybacks which such limitations shall cease upon achieving a certain maximum leverage ratio and minimum interest coverage ratio.

As a result of the First Amendment, the amount of the commitments for the “Bridge Facility” described in the Company’s Current Report on Form 8-K filed on October 27, 2022 is reduced on a dollar-for-dollar basis by the aggregate amount of the outstanding Senior Notes.

        The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure regarding the private placement of Senior Notes set forth in Item 1.01 of this report is incorporated herein by reference. The private placement of the Senior Notes pursuant to the Note Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1*	First Amendment to Note Purchase Agreement, dated as of December 21, 2022, by and among Regal Rexnord Corporation and each of the Purchasers signatory thereto.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: December 23, 2022

By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary